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                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                            OF TYCONDA MINERALS CORP.

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             TYCONDA MINERALS CORP.

            First: The name of the corporation is TYCONDA MINERALS CORP.

            Second: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            Third: The nature of the business or purposes to be conducted or promoted is:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            Fourth: The total number of shares of capital stock which the corporation shall have authority to issue is five million (5,000,000) shares of common stock and the par value of each of such shares is One Cent ($.01).

            Fifth: The name and mailing address of each incorporator is as follows:

   NAME                                            MAILING ADDRESS
   ----                                            ---------------

B. J. Consono                                      100 West Tenth Street
                                                   Wilmington, Delaware

F. J. Obara, Jr.                                   100 West Tenth Street
                                                   Wilmington, Delaware

J. L. Rivera                                       100 West Tenth Street
                                                   Wilmington, Delaware

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      Sixth:  The name and  mailing  address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME                                          MAILING ADDRESS
     ----                                          ---------------

Martin B. Miller                            Suite 206  50 E. Wynnewood Road
                                            Wynnewood,  Pennsylvania  19096

Alan M. Moskowitz                           Suite 206  50 E. Wynnewood Road
                                            Wynnewood,  Pennsylvania  19096

Samuel Kleiman                              10 Union Avenue
                                            Bala Cynwyd,  Pennsylvania 19004

      Seventh: The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation.

      Eighth: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or

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of the  stockholders or class of stockholders of this  corporation,  as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      Ninth: Elections of directors need not be by written ballot unless the by-laws of this corporation shall so provide.

      Tenth: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of December, 1969.

                                   /s/ [ILLEGIBLE]
                                   ----------------------------

                                   /s/ [ILLEGIBLE]
                                   ----------------------------

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State of Delaware    )
                     )   ss:
County of New Castle )

      BE IT REMEMBERED that on this 24th day of December A.D. 19__, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.

                                                   /s/ G. Dana Atwill
                                                   -------------------------
                                                   Notary Public

                                                                          [SEAL]